FOR IMMEDIATE RELEASE	CONTACT: Diane L. Merdian
Redwood Trust, Inc.	Chief Financial Officer
Wednesday, February 22, 2012	(415) 380-2331

Mike McMahon

Managing Director

(415) 384-3805

REDWOOD TRUST DECLARES $0.25 PER SHARE DIVIDEND FOR THE FIRST QUARTER OF 2012

MILL VALLEY, CA – Wednesday, February 22, 2012 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a first quarter regular dividend of $0.25 per share. The first quarter 2012 dividend is payable on March 30, 2012 to stockholders of record on March 15, 2012.

“The payment of regular dividends remains a priority for Redwood.  Our first quarter dividend will mark our 51st consecutive quarterly dividend," said Martin S. Hughes, Redwood's CEO.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.